UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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MACROVISION CORPORATION
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In connection with our Annual Meeting of Stockholders to be held on May 24, 2005, Macrovision Corporation sent the following letter to FMR Corp., an institutional stockholder of Macrovision common stock, on May 19, 2005. Such letter outlines recommendations that Macrovision’s senior management will make to our board of directors at their next regularly scheduled meeting regarding the proposed Macrovision Corporation 2000 Equity Incentive Plan. Such recommendations provide additional limitations on the vesting periods of Restricted Stock, Restricted Stock Units and Performance Awards. A copy of the Macrovision Corporation 2000 Equity Incentive Plan, as currently proposed for approval at our Annual Meeting, can be found by reference to Annex A to our 2005 Proxy Statement filed on April 13, 2005 (Commission File No. 000-22023).

Macrovision Corporation
2830 De La Cruz Blvd.
Santa Clara, CA 95050

(408) 562-8400 Main
(408) 567-1800 Fax

VIA FACSIMILE:  (617) 476-9576

May 19, 2005

Fidelity Management & Research Corp.
82 Devonshire Street F7C
Boston, MA 02109
Attn: Ed Corrao, Investment Proxy Research

Re:	Macrovision Corporation
Board Recommendation on Changes to 2000 Equity Incentive Plan

Dear Mr. Corrao:

Following our conversations with you last week and internal meetings of senior management of Macrovision Corporation (“Macrovision”), Macrovision’s senior management agrees to recommend additional limitations to our 2000 Equity Incentive Plan (the “Plan”).  At Macrovision’s next regularly scheduled board meeting, Macrovision’s senior management will recommend the following changes to the Plan:

          1.  Section 7(d) of the Plan, entitled “Vesting of Restricted Stock” shall be amended to provide that restriction periods applicable to Restricted Stock and Restricted Stock Units shall not be (a) less than one year for performance-based awards and (b) less than three years from the date of grant for time-based vesting of grants.

          2.  Section 8(c) of the Plan, entitled “Vesting of Performance Awards” shall be amended to provide that Performance Shares shall have a minimum vesting period of one (1) year from the date of grant

          3.  Section 7 of the Plan, entitled “Restricted Stock Awards” shall be amended to provide that the Administrator does not have the authority to accelerate or waive the restriction periods of Restricted Stock or Restricted Stock Units except for exigent circumstances such as death, disability, retirement or a change in control.

Please note that the foregoing recommendations will be made following conversations with Fidelity and other Macrovision stockholders in order to obtain Fidelity’s support for the Plan at Macrovision’s upcoming Annual Meeting of Stockholders on May 24, 2005. Please also note that while Macrovision’s senior management will recommend the changes outlined above, Macrovision believes that any such change to the Plan may require the approval of stockholders pursuant to the listing requirements of The Nasdaq Stock Market, Inc.  As a result, formal approval of any required amendments may be delayed until the next appropriate stockholder meeting.  Nonetheless, to the extent that Macrovision is able to effect these amendments immediately, by means of implementation, it would be the intention of Macrovision to do so.

Please contact me with any questions regarding the foregoing at 408-562-8548. We sincerely appreciate your support as a stockholder of Macrovision and we hope to see you at our Annual Meeting on May 24, 2005.

Very truly yours,

MACROVISION CORPORATION

/s/ LOREN E. HILLBERG

Loren Hillberg
Executive Vice President and General Counsel